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                                                                    Exhibit 23.5




         Consent Of McFarland & Alton PS, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated April 25, 1997, on the consolidated balance sheet of Northern Technologies Holdings, Inc. as of December 31, 1996 and our report, dated February 7, 1997 on the balance sheets of Northern Technologies, Inc. as of December 31, 1995 and 1996, and the related statements of income, stockholders' equity, and cash flows for the years then ended, in Amendment
No. 2 to the Registration Statement (Form S-4 No. 333-34585) and related Prospectus of Jordan Telecommunication Products, Inc. for the registration of $190,000,000 of 9 7/8% Series B Senior Notes due 2007, $120,000,000 of 11 3/4%
Series B Senior Discount Notes due 2007, $25,000,000 of 13 1/4% Series B Senior Exchangeable Preferred Stock due 2009, and $25,000,000 of 13 1/4% Series B Subordinated Preferred Stock Exchange Notes due 2009.



                                    /s/ McFarland & Alton PS

Spokane, Washington
October 30, 1997